UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

KINDER MORGAN, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EL PASO TO SELL EXPLORATION AND PRODUCTION COMPANY

HOUSTON, Feb. 24, 2012 – El Paso Corporation (NYSE: EP) today announced that it has entered into a definitive agreement to sell its exploration and production business, EP Energy Corporation (EP Energy), for approximately $7.15 billion to affiliates of Apollo Global Management, LLC and Riverstone Holdings, LLC, who are joined by Access Industries, Inc. and other parties. El Paso’s entering into a definitive agreement for the sale of its exploration and production business was contemplated in Kinder Morgan, Inc.’s (NYSE: KMI) previously announced agreement to acquire El Paso Corporation. The sale of EP Energy is dependent upon completion of the Kinder Morgan-El Paso transaction, which is expected to close in the second quarter of 2012, subject to customary regulatory approvals. The sale of EP Energy is also expected to close about the same time as that transaction.

As announced in October of 2011, El Paso’s net operating loss carryforwards will largely offset taxes associated with the sale of the exploration and production assets, and thus almost the entirety of the proceeds from this sale will be used to substantially reduce the debt borrowed by KMI to fund the cash portion of its purchase of El Paso.

“We are pleased that this pending sale will allow the El Paso exploration and production assets to be kept intact as a single entity,” said Kinder Morgan Chairman and CEO Richard D. Kinder. “We thank the EP Energy employees for their efforts to build a strong company and in facilitating the sales process.”

Kinder Morgan, Inc. (NYSE: KMI) is a leading pipeline transportation and energy storage company in North America. It owns an interest in or operates more than 38,000 miles of pipelines and 180 terminals. Its pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and its terminals store petroleum products and chemicals and handle such products as ethanol, coal, petroleum coke and steel. KMI owns the general partner interest of Kinder Morgan Energy Partners, L.P. (NYSE: KMP), one of the largest publicly traded pipeline limited partnerships in America, along with limited partner interest in KMP and Kinder Morgan Management, LLC (NYSE: KMR). It also operates and owns a 20 percent interest in Natural

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KMI – El Paso E&P	Page 2

Gas Pipeline Company of America. Combined, KMI, KMP and KMR constitute the largest midstream energy entity in the United States with an enterprise value of approximately $65 billion. For more information please visit www.kindermorgan.com.

CONTACTS

Emily Mir	Mindy Mills Thornock
Media Relations	Investor Relations
(713) 369-8060	(713) 369-9490
www.kindermorgan.com

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

Kinder Morgan, Inc. (“KMI”) has filed with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction including a definitive Information Statement/Prospectus of KMI and a definitive Proxy Statement of El Paso Corporation (“EP”). The Registration Statement was declared effective by the SEC on January 30, 2012. KMI and EP mailed the definitive Information Statement/Prospectus of KMI and definitive Proxy Statement of EP on or about January 31, 2012. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY KMI OR EP BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the Registration Statement and the definitive Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by KMI and EP through the web site maintained by the SEC at www.sec.gov or by phone, e-mail or written request by contacting the investor relations department of KMI or EP at the following:

	Kinder Morgan, Inc.	El Paso Corporation
Address:	500 Dallas Street, Suite 1000	1001 Louisiana Street
	Houston, Texas 77002	Houston, Texas 77002
	Attention: Investor Relations	Attention: Investor Relations
Phone:	(713) 369-9490	(713) 420-5855
Email:	kmp_ir@kindermorgan.com	investorrelations@elpaso.com

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

KMI and EP, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding KMI’s directors and executive officers is contained in the Information Statement/Proxy Statement/Prospectus and KMI’s Form 10-K for the year ended December 31, 2011, which have been filed with the SEC. Information regarding EP’s directors and executive officers is contained in EP’s Form 10-K for the year ended December 31, 2010, and its proxy statement dated March 29, 2011, which are filed with the SEC. A more complete description is available in the Registration Statement and the Information Statement/Proxy Statement/Prospectus.

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KMI – El Paso E&P	Page 3

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between KMI and EP, the expected timetable for completing the proposed transactions, future financial and operating results, benefits and synergies of the proposed transactions, future opportunities for the combined company, the expected timetable for completing the sale of EP’s exploration and production assets, the possible drop-down of assets and any other statements about KMI or EP managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the proposed transaction; the ability to obtain the requisite regulatory, shareholder approvals and the satisfaction of other conditions to consummation of the transaction; the possibility that financing might not be available on the terms agreed to; the ability to consummate contemplated asset sales; the ability of KMI to successfully integrate EP’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in KMI’s Annual Report on Form 10-K for the year ended December 31, 2011 and EP’s Annual Report on Form 10-K for the year ended December 31, 2010, and EP’s most recent quarterly report filed with the SEC. KMI and EP disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

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